SECURITIES  AND  EXCHANGE  COMMISSION

WASHINGTON,  D.C.  20549


FORM  8-K


CURRENT  REPORT

PURSUANT  TO  SECTION  13  OR  15(D)
OF  THE  SECURITIES  EXCHANGE  ACT  OF  1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)JANUARY 31, 2002
                                                -----------------

INTERVISUAL BOOKS, INC.
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EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            CALIFORNIA                      1-10916                95-2929217
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        (STATE  OR  OTHER              (COMMISSION             (IRS  EMPLOYER
        JURISDICTION OF                FILE NUMBER)          IDENTIFICATION NO.)
         FORMATION)

         2716 OCEAN PARK BOULEVARD, SUITE 2020, SANTA MONICA, CALIFORNIA 90405
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           (ADDRESS OF PRINCIPAL EXECUTIVE  OFFICES)                 (ZIP CODE)


              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (310) 396-8708
                                                                 --------------

            (FORMER  NAME  OR  FORMER  ADDRESS, IF CHANGES SINCE LAST REPORT)



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ITEM  5. OTHER  EVENTS.
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     On January 8, 2002, Intervisual Books, Inc. (the "Company") and Intervisual
Partners LLC, a Delaware limited liability company ("Intervisual LLC"), entered into a Series A Preferred Stock Purchase Agreement (the "Purchase Agreement") whereby the Company agreed to sell to Intervisual LLC, pursuant to two closings, up to an aggregate of 1,825,397 shares of the Company's convertible Series A Preferred Stock (the "Shares") for an aggregate purchase price of $2,100,000 (the "Purchase Price"). Each Share is convertible into two shares of Common Stock, at a price of $0.63 per share. Each holder of Series A Preferred Stock is entitled to cast two votes, in person or by proxy, for each share of Series A Preferred Stock held by him or her.

     The first closing (the "First Closing") was held on January 8, 2002. At the First Closing, the Company issued to Intervisual LLC 396,825 Shares at a price per share of $1.26, and Intervisual LLC delivered to the Company $2,100,000, $1,600,000 of which was delivered to an escrow agent (the "Escrow
Agent") in accordance with the terms of the Purchase Agreement, pending the Second Closing (as defined below). The second closing (the "Second Closing") was held on January 31, 2002. At the Second Closing, the Company issued to Intervisual LLC 1,269,841 Shares, at a price per share of $1.26, and Intervisual LLC caused the Escrow Agent to release the $1,600,000 of the Purchase Price to the Company.

     Up to an additional 158,730 Shares may be issued by the Company to Intervisual LLC following the completion of the audit of the Company's Financial Statements for the 2001 fiscal year. In addition, up to 158,730 additional Shares and up to 1,891,074 shares of Series A-1 Preferred Stock of the Company may be purchased by Intervisual LLC through the exercise of two options granted to Intervisual LLC in the Purchase Agreement.

     By virtue of the First Closing, Intervisual LLC received 396,825 shares of the Company's Series A Preferred Stock which is convertible into 793,650 shares of Company's Common Stock. Intervisual LLC acquired additional 1,269,841 shares of Series A Preferred Stock at the Second Closing, which is convertible into 2,539,682 shares of the Company's common stock.

     In connection with the Purchase Agreement, the Company entered into a Stockholders Agreement (the "Stockholders Agreement") with Waldo H. Hunt, a director, officer and stockholder of the Company, The Hunt Family Trust, Steven
D. Ades, an officer and stockholder of the Company, the Steven Ades and Laurie Levit Revocable Family Trust and Intervisual LLC. Pursuant to the Stockholders Agreement, as long as Intervisual LLC retains ownership of 45% of the Shares or the equivalent number of Common Stock into which such Shares may be converted, Intervisual LLC has the right to nominate a majority of the members of the Board. Based upon the anticipated size of the Board at the time of the Second Closing, Intervisual LLC shall have the right to nominate four of the seven members of the Board. In addition, as long as Mr. Hunt and his affiliates retain ownership of 45% of the securities of the Company which they own as of the date of the First Closing, Mr. Hunt or his successors or assignees shall have the right to nominate the remaining members of the Board. The Stockholders Agreement became effective upon the Escrow Agent's release of $1,600,000 to the Company at the Second Closing.

     Simultaneous with entering into the Purchase Agreement, the Company's obligation under a loan and security agreement for $2,050,000 with Zindart Limited ("Zindart") was amended. Pursuant to which the parties agreed that $$400,000 of this balance would be converted to 634,921 shares of common stock of the Company with voting rights subject to a voting agreement between Zindart and Intervisual LLC, $400,000 would be cancelled effective September 30, 2002 provided that certain obligations to reduce outstanding trade payables are met, and $1,250,000 would be paid in 24 equal installments starting August 31, 2002.

     The Company and Zindart also agreed that an outstanding balance owed by the Company on past due payables of approximately $1,250,000 (the "Past Due Payables") would be paid by converting $400,000 of the Past Due Payables to 634,921 shares of common stock of the Company, with voting rights subject to the terms and provisions of a voting agreement between Zindart and Intervisual LLC, $400,000 of the Past Due Payables be cancelled upon the Second Closing; and the remaining $400,000 of the Past Due Payables to be payable in seven equal monthly installments beginning January 31, 2002.

     Simultaneous with entering into the Purchase Agreement, the Company's obligation under a term loan and security agreement with the USbank was amended, pursuant to which the Company reduced the principal due on the loan by $500,000 and agreed to increase it's monthly principal reduction payment from $15,000 to $25,000. In addition, the Company received an extension on the due date of these borrowings from June 30, 2002 to December 31, 2002.

     Pursuant to the transactions contemplated in the Purchase Agreement, effective upon the First Closing, the authorized size of the Board was reduced to five members and Wong Weng Foo, Nathan N. Sheinman, Neil G. Berkman, Steven
D. Ades and Gordon Hearne each resigned from the Board. Also, at the First Closing, Mark Shapiro and Louis Perlman were each appointed to the Board, with Mr. Perlman being appointed as Chairman of the Board. Therefore, immediately after the First Closing, the Board consisted of Waldo H. Hunt, Leonard W. Jaffe, Mark Shapiro, Louis Perlman and one vacancy.

     In connection with the Second Closing, the Company's bylaws were amended to increase the authorized size of the Board to seven members. Intervisual LLC notified the Company and the Company caused to be appointed to the Board its four nominees: Louis Perlman, Mark Shapiro, Douglas Ellenoff and Bruce Johnson. Mr. Hunt notified Intervisual LLC and the Company and the Company caused to be appointed to the Board, Mr. Hunt, Allen Furst and Lawrence Nusbaum. As a result, the Board currently consists of Messrs. Hunt, Shapiro, Perlman, Furst, Nusbaum, Ellenoff and Bruce Johnson. Mr. Jaffe resigned from the Board, effective as of the Second Closing.


ITEM  7.  FINANCIAL  STATEMENTS,  PRO  FORMA FINANCIAL INFORMATION AND EXHIBITS.
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(c)  Exhibits

1. Series A Preferred Stock Purchase Agreement, dated as of January 8, 2002, by and between Intervisual Books, Inc. and Intervisual Partners, LLC (incorporated by reference to Exhibit 1 to the Schedule 13D filed by Louis Perlman and Intervisual Partners LLC (File No. 005-42195), previously filed with the Commission on January 18, 2002).

2. Stockholders Agreement, dated as of January 8, 2002, by and among the Intervisual Books, Inc., Waldo H. Hunt, The Hunt Family Trust, Steven D. Ades, the Steven Ades and Laurie Levit Revocable Family Trust and Intervisual Partners, LLC (incorporated by reference to Exhibit 2 to the
     Schedule 13D filed by Louis Perlman and Intervisual Partners LLC (File No. 005-42195), previously filed with the Commission on January 18, 2002).

3.   Press  Release, dated January 11, 2002.

4.   Press  Release  dated February 4, 2002.

                                   SIGNATURES
                                   ----------



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                     INTERVISUAL  BOOKS,  INC.



                                     By: /s/ Lawrence Nusbaum
                                         Name:  Lawrence Nusbaum
                                         Title: Chief Executive Officer


Dated:  February  15,  2002


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